UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAFETY-KLEEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0127028
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5360 Legacy Drive
Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-150573

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-150573) originally filed on May 1, 2008, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as amended on June 16, 2008, July 10, 2008, August 8, 2008, September 9, 2008, September 12, 2008 and September 17, 2008, respectively, and as may be further amended from time-to-time, which information is incorporated by reference herein.  Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Safety-Kleen, Inc.
(Registrant)

Dated: September 25, 2008	By:	/s/ T.R. Tunnell
Name: T.R. Tunnell

	Title:	Executive Vice President, Corporate Secretary and General Counsel